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                                                                      EXHIBIT 23

To Whom It May Concern:                                         February 8, 2000

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of February 8, 2000, on the Financial Statements of TEKRON, INC., as of January 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ BARRY L. FRIEDMAN
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Barry L. Friedman
Certified Public Accountant